National CineMedia, Inc. Announces New $100 Million Share Repurchase Program

Centennial, CO - (BUSINESS WIRE)--Mar. 18, 2024--National CineMedia, Inc. (NASDAQ: NCMI) (“the Company” or “NCM”), the managing member of National CineMedia, LLC (“NCM LLC”), the operator of the largest cinema advertising platform in the U.S., today announced that its Board of Directors has approved a new share repurchase program authorizing the purchase of up to $100 million of the Company’s common stock through April 1, 2027. During the course of the program, NCM plans to use operating cash flow distributions from NCM LLC to opportunistically repurchase shares at prevailing market prices, while continuing to invest capital in growing its advertising network through strategic initiatives.

“Our new share repurchase program demonstrates the Board and Management’s confidence in the strength of our business and long-term prospects of our cinema advertising network,” said NCM Chief Executive Officer Tom Lesinski. “As we execute our share buyback program, we will continue to strategically look for ways to deploy capital to drive long-term shareholder value.”

Additional Information on Share Repurchase Program

In determining the amount of capital to allocate to share repurchases, the Company will take into account, among other things, its historical and expected business performance, cash and liquidity position, economic and market conditions, ongoing strategic initiatives, and the market price of the Company’s common stock. The timing, manner, price, and amount of any repurchases under the share repurchase program will be determined by the Company in its discretion. Repurchases under the Company's share repurchase program may be made through open market transactions (including the use of SEC Rule 10b5-1 trading plans), privately negotiated transactions, accelerated share repurchases or other structured transactions, subject to market conditions and applicable legal requirements. The Company has no obligation to repurchase shares, and the share repurchase program may be modified, suspended, or discontinued at any time.

About NCM

National CineMedia (NCM) is the largest cinema advertising platform in the US. With unparalleled reach and scale, NCM connects brands to sought-after young, diverse audiences through the power of movies and pop culture. A premium video, full-funnel marketing solution for advertisers, NCM enhances marketers' ability to measure and drive results. NCM’s Noovie® Show is presented exclusively in 45 leading national and regional theater circuits including the only three national chains, AMC Entertainment Inc. (NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (a subsidiary of Cineworld Group PLC). NCM’s cinema advertising platform consists of more than 18,400 screens in over 1,400 theaters in 190 Designated Market Areas® (all of the top 50). National CineMedia, Inc. (NASDAQ:NCMI) owns and is the managing member of National CineMedia, LLC. For more information, visit www.ncm.com and www.noovie.com.

Forward-Looking Statements
This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements regarding the Company's intentions with respect to its stock repurchase program. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward-looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) level of theater attendance or viewership of the Noovie® show; 2) the availability and predictability of major motion pictures displayed in theaters, including as a result of strikes or other production delays in the entertainment industry; 3) increased competition for advertising expenditures; 4) inability to implement or achieve new revenue opportunities; 5) changes to the ESAs or network affiliate agreements and the relationships with NCM LLC’s ESA Parties and network affiliates, 6) failure to realize the anticipated benefits of the post-showtime inventory in our network; 7) technological changes and innovations; 8) economic conditions, including the level of expenditures on and perception of cinema advertising; 9) our ability to renew or replace expiring advertising and content contracts; 10) the ongoing effects of NCM LLC’s recent emergence from bankruptcy; 11) reinvestment in our network and product offerings may require significant funding and resulting reallocation of resources; and 12) fluctuations in and timing of operating costs. In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; sales and acquisitions of operating assets and investments; any future non-cash impairments of intangible and fixed assets; amounts related to litigation or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings, including the “Risk Factor” section of the Company’s Annual Report on Form 10-K for the year ended December 28, 2023, and subsequent Quarterly Reports on Form 10-Q, for further information about these and other risks. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result, of new information, future events or otherwise, except as required by law.
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